UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 21, 2026

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

 (Address of principal executive offices,
including zip code)

(702) 825-9872

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On February 21, 2026, Neil Graham notified Zura Bio Limited (the “Company”) of his decision to resign from the Company’s board of directors (the “Board”), effective February 21, 2026. Dr. Graham’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or strategy, the Company’s management or the Board.

Director Appointments

On February 21, 2026, the Board appointed each of Dr. Mark Eisner and Dr. Ajay Nirula as directors, effective immediately. Each of Dr. Eisner and Dr. Nirula will continue as directors until the next annual general meeting of shareholders or until their respective successors have been elected and qualified, or, if sooner, until their earlier death, resignation or removal.

Mark Eisner, M.D., M.P.H., age 61, has served as Vir Biotechnology, Inc.’s (Nasdaq: VIR) Executive Vice President and Chief Medical Officer since June 2024. Previously, Dr. Eisner served as Chief Medical Officer at Sonoma Biotherapeutics, Inc., a private clinical-stage biotechnology company, from September 2023 to June 2024, where he led all development functions, which included Biometrics, Regulatory, Clinical Science, Clinical Operations, Drug Safety and Pharmacology. From 2020 to September 2023, he served as Executive Vice President, Chief Medical Officer at FibroGen, Inc. (nka Kyntra Bio, Inc.) (Nasdaq: KYNB), a biopharmaceutical company, where he led all development functions, which included being the Head of China Clinical Development and Clinical Operations. Prior to FibroGen, Dr. Eisner spent nearly 11 years at Genentech, Inc., a member of the Roche Group, holding positions of increasing responsibility, including Senior Vice President, Global Head of Product Development for Immunology, Infectious Disease and Ophthalmology from 2018 to 2020, and was accountable for late-stage clinical development of many products. Prior to entering industry, Dr. Eisner was Professor of Medicine and Anesthesia at the University of California, San Francisco.  Dr. Eisner completed his A.B. degree in human biology at Stanford University and his M.D. degree at the University of Pennsylvania School of Medicine. He also holds an M.P.H. focused on epidemiology from the University of California, Berkeley, School of Public Health.

Ajay Nirula, M.D., Ph.D., age 58, has served as Recludix Pharma’s Executive Vice President and Head of Research and Development at since April 2024. Previously, Dr. Nirula served as Eli Lilly and Company’s (“Lilly”) (NYSE: LLY) Senior Vice President and Immunology Therapeutic Head and the site head for Lilly Biotechnology Center in San Diego from October 2022 through April 2024 and Vice President from 2015 through October 2022. Prior to joining Lilly, Dr. Nirula held leadership positions at Amgen Inc. and Biogen Idec MA Inc. and was involved in several research programs and regulatory filings spanning diseases such as rheumatoid arthritis, systemic lupus erythematosus, multiple sclerosis, psoriasis and vasculitis. Dr. Nirula began his career at Merck &Co., Inc. leading early clinical development of molecules in cardiovascular disease and inflammation. Dr. Nirula completed his undergraduate degree in molecular biology at University of California, Berkeley, his M.D. degree from UCLA School of Medicine, and his Ph.D. from the University of Texas Southwestern Medical School. He obtained board certification in Internal Medicine and Rheumatology and subsequently joined the faculty in the Division of Rheumatology at UCSF Medical Center.

Pursuant to the Company’s Non-Employee Director Compensation Policy, each of Dr. Eisner and Dr. Nirula will be entitled to receive an annual cash retainer for service as a director in the amount of $40,000, prorated based on days served. In addition, on February 21, 2026, each of Dr. Eisner and Dr. Nirula received an initial grant of stock options pursuant to the Company’s 2023 Equity Incentive Plan (the “Initial Option Grant”) to purchase the lesser of (i) 51,000 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”) and (ii) the maximum number of Class A Ordinary Shares that would result in the option having an option value of not more than $200,000 (the “Initial Option Grant”). The Initial Option Grant will vest in a series of twelve successive substantially equal monthly installments over the one-year period measured from the date of grant; provided, that any remaining unvested portion of the Initial Option Grant will vest as of the day immediately preceding the next Annual Meeting, subject to the director’s continuous service through each vesting date.

Pursuant to the Non-Employee Director Compensation Policy, each of Dr. Eisner and Dr. Nirula will also be entitled to receive on the date of each annual general meeting of shareholders following which he continues to serve as non-employee director, a grant of a stock option to purchase the lesser of (i) 51,000 Class A Ordinary Shares and (ii) the maximum number of Class A Ordinary Shares that would result in the option having an option value of not more than $200,000 (the “Annual Option Grant”). Each Annual Option Grant will vest in a series of twelve successive substantially equal monthly installments over the one-year period measured from the date of grant; provided, that any remaining unvested portion of the Annual Option Grant will vest as of the day immediately preceding the next annual general meeting. The first Annual Option Grant each of Dr. Eisner and Dr. Nirula will be entitled to receive will be prorated as follows: the number of shares underlying each Annual Option Grant shall be multiplied by a fraction, the numerator of which is the number of days between commencement of service as a non-employee director and the 2026 annual general meeting, and the denominator of which is 365.

There are no arrangements or understandings between Dr. Eisner or Dr. Nirula and any other person pursuant to which they were elected as directors. Neither Dr. Eisner nor Dr. Nirula have any family relationships with any of the Company’s directors or executive officers. Neither Dr. Eisner nor Dr. Nirula have a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On February 23, 2026, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K. By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: February 23, 2026	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary